UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2010

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 22, 2010, Jazz Pharmaceuticals, Inc. (the “Company”) received written notice from Lonza Inc. (“Lonza”) of its intent to terminate the Sodium Gamma Hydroxybutyrate Development and Supply Agreement by and between Lonza and the Company dated November 6, 1996, as amended (the “Agreement”), effective December 31, 2011, which is the end of the current term of the Agreement. Under the Agreement, the Company purchases its worldwide supply of sodium oxybate, the active pharmaceutical ingredient in Xyrem® (sodium oxybate) oral solution, from Lonza. The Company may terminate the Agreement upon 30 days’ notice if Lonza is unable to meet the Company’s minimum requirements or timeframes for supply.

Lonza recently publicly announced that it is closing its U.S. facility where it manufactures sodium oxybate for the Company and the parties have been working together to ensure a continued supply. Lonza remains contractually obligated to supply the Company’s requirements for sodium oxybate through December 31, 2011; however, the Company has also identified potential new manufacturers of sodium oxybate to meet its requirements and Lonza will assist in any transition to a new supplier. Any new manufacturer of sodium oxybate would need to be registered with the DEA and obtain a DEA quota, and any new manufacturing facility for sodium oxybate will need to be approved by the FDA. The Company is using its production planning program to coordinate with Lonza to manage its inventory levels so as to minimize the risk that the Company will not have sufficient inventory of sodium oxybate during any transition period. However, the Company may need to build significant additional supplies of sodium oxybate before Lonza closes its plant, and Lonza’s ability to supply any additional amounts will depend upon Lonza’s obtaining sufficient quota from the DEA in a timely manner and its capacity to meet the Company’s requirements.

This Current Report on Form 8-K contains forward-looking statements related to future supply of sodium oxybate. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and future events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s dependence on single source suppliers and manufacturers and the need for suppliers of the active pharmaceutical ingredient in Xyrem to obtain quota from the DEA. These and other risk factors are discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed by the Company with the Securities and Exchange Commission on March 4, 2010. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/S/ KATHRYN FALBERG
Kathryn Falberg
Chief Financial Officer

Date: March 25, 2010